UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 16, 2010

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This current report may contain forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements may include: statements of our goals, intentions and expectations; statements regarding our business plans and prospects and growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: general economic conditions, either nationally or in our market areas, including unemployment prospects and conditions, that are worse than expected; decreased demand for our products and services and lower revenue and earnings because of a recession; adverse changes and volatility in credit markets; changes in laws or governmental regulations affecting financial institutions, including changes in regulatory costs and capital requirements; the timing and the amount of revenue that we may recognize; changes in expense trends (including, but not limited to trends affecting non-performing assets, chargeoffs and provisions for loan losses); the affect of recently enacted legislation to restructure the U.S. Financial and regulatory system; adverse changes and volatility in real estate markets; and the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01	Other Events

On August 16, 2010, the Board of Directors of Third Federal Savings and Loan Association of Cleveland, (the “Association”), the wholly-owned subsidiary of TFS Financial Corporation (the “Company”), received from the Office of Thrift Supervision (the “OTS”) an executed memorandum of understanding (the “MOU”), covering the Association’s home equity lending portfolio. The MOU, which is an informal enforcement action, requires the Association to take a number of actions, including among other things: (1) develop a written plan for reducing the Association’s existing credit concentration limits for home equity lines of credit and closed-end home equity loans expressed as a percentage of Tier 1 capital plus the allowance for loan losses; (2) provide to the OTS the written report of the consulting firm retained by the Association to assess the Association’s home equity lending portfolio; (3) enhance policies and procedures with respect to equity lending and credit risk management; (4) submit an updated business plan which addresses all corrective actions in the equity lending area, which shall include, among other things, minimum regulatory capital ratios commensurate with the Association’s risk profile, plans to improve core earnings and strategies to stress-test and adjust capital and earnings forecasts based on various home equity lines of credit and closed-end home equity loan default scenarios; and (5) monitor the Association’s performance results against its business plan. The MOU does not set forth actual limitations on the home equity lines of credit and closed-end home equity loans or minimum regulatory capital requirements. The MOU contains various initial reporting timeframes over the next 90 days. The Association believes it will be able to complete any requirements within the specified timeframes, although compliance will be determined by the OTS and not by the Association.

Compliance with the MOU will increase the Association’s non-interest expenses in amounts that are not expected to, but may, be material to our results of operations. The requirements of the MOU will remain in effect until the OTS decides to terminate, suspend or modify it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date: August 19, 2010	By:	/s/ David S. Huffman
David S. Huffman
Chief Financial Officer